As filed with the Securities and Exchange Commission on  October 30, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________________________________
MASIMO CORPORATION
(Exact name of registrant as specified in its charter)
_______________________________________________

Delaware (State or other jurisdiction of incorporation or organization)	33-0368882 (I.R.S. Employer Identification No.)

52 Discovery Irvine, California, 92618 (949) 297-7000 (Address Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
_______________________________________________
Masimo Corporation Retirement Savings Plan
(Full title of the plan)
Joe Kiani
Chief Executive Officer
52 Discovery
Irvine, California 92618
(Name and address of agent for service)

(949) 297-7000
(Telephone number, including area code, of agent for service)
_______________________________________________
Copy to:

Jeffrey T. Hartlin, Esq. Paul Hastings LLP 1117 S. California Avenue Palo Alto, California 94304
_______________________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	750,000(2)	$142.82(3)	$107,115,000(3)	$13,903.53
___________________________

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of the Common Stock (the “Common Stock”) of Masimo Corporation (the “Registrant”) that may be offered or issued under the Masimo Retirement Savings Plan (the “401(k) Plan”) to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 401(k) Plan.

(2)	Represents 750,000 additional shares of Common Stock authorized for issuance under the 401(k) Plan.
(3)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price with respect to the shares are calculated based on $142.82 per share, the average of the high and low prices of the Common Stock, as reported on the Nasdaq Global Select Market on October 23, 2019, a date within five business days prior to the filing of this Registration Statement.

EXPLANATORY NOTE
The Registrant has prepared this registration statement (this “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register (i) 750,000 additional shares of common stock par value $0.001 per share (the “Common Stock”), of Masimo Corporation (the “Company”) purchased from time to time under the Masimo Retirement Savings Plan (the “401(k) Plan”) by the Trustee (as defined in the 401(k) Plan) with contributions made by the Company and its participating subsidiaries and with salary deferrals by participants who may elect to invest in the Company’s Common Stock Fund; and (ii) an indeterminate amount of plan interests issuable under the 401(k) Plan.
Pursuant to the Registration Statement on Form S-8 (File No. 333-149138) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on February 11, 2008 (the “Prior Registration Statement”), the Registrant previously registered 500,000 shares of Common Stock under the 401(k) Plan.
In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statement are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
The following documents filed by the Registrant with the Commission are hereby incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 29, 2018 filed with the Commission on February 26, 2019;
(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2019 filed with the Commission on May 6, 2019;
(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 29, 2019 filed with the Commission on July 31, 2019;
(d)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 28, 2019 filed with the Commission on October 30, 2019;
(e)	The Registrant’s Current Report on Form 8-K filed with the Commission on January 7, 2019;
(f)	The Registrant’s Current Report on Form 8-K filed with the Commission on June 3, 2019;
(g)	The Registrant’s Current Report on Form 8-K filed with the Commission on October 30, 2019 (filed at 4:11pm, Eastern Time);
(h)
The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed on August 3, 2007 (File No. 001-33642), pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all other reports of the 401(k) Plan subsequently filed by the 401(k) Plan pursuant to Sections 13(a) or 15(d) of the Exchange Act, and all other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c) 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such reports and documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.
For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.
You may contact the Registrant in writing or orally to request copies of the above-referenced filings, without charge (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference into the information incorporated into this Registration Statement). Requests for such information should be directed to:
Masimo Corporation
Attn: Corporate Secretary
52 Discovery
Irvine, California 92618
(949) 297-7000

ITEM 8. EXHIBITS.

Exhibit Number	Description of Document
4.1(1)	Amended and Restated Certificate of Incorporation.
4.2(2)	Specimen Common Stock Certificate.
4.3(3)	Second Amended and Restated Bylaws.
4.4(4)	Masimo Retirement Savings Plan.
5.1
The use of original issuance securities under this Registration Statement is not contemplated. If original issuance securities are hereafter offered and sold, an opinion of counsel will be filed by amendment. In lieu of the opinion of counsel concerning compliance with the requirements of ERISA or an Internal Revenue Service determination letter that the Masimo Retirement Savings Plan (the “401(k) Plan”) is qualified under Section 401 of the Internal Revenue Code, as contemplated under Item 601(b)(5) of Regulation S-K, the Registrant hereby confirms that it will submit the 401(k) Plan and any amendments thereto to the Internal Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to qualify the 401(k) Plan under Section 401 of the Internal Revenue Code.

23.1*	Consent of Independent Registered Public Accounting Firm.
24.1*	Power of Attorney. Reference is made to the signature page of this Registration Statement on Form S-8.

(1)	Previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-142171), originally filed on April 17, 2007, and incorporated by reference herein.
(2)	Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1A (File No. 333-142171), filed on June 1, 2007, and incorporated by reference herein.
(3)	Previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 30, 2019 (filed at 4:55pm Eastern Time); and incorporated by reference herein.
(4)	Previously filed as Exhibit 4.7 to the Registrant’s Registration Statement on Form S-8, filed on February 11, 2008 and incorporated by reference herein.
*	Filed herewith.

ITEM 9. UNDERTAKINGS.
(a) The Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
Provided, however, that:
(A) paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on  October 30, 2019.

MASIMO CORPORATION
By:	/s/ JOE KIANI
Joe Kiani
Chairman of the Board & Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joe Kiani and Micah Young and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE(S)	DATE

/s/ JOE KIANI	Chairman of the Board & Chief Executive Officer	October 30, 2019
Joe Kiani	(Principal Executive Officer)

/s/ MICAH YOUNG	Executive Vice President, Chief Financial Officer	October 30, 2019
Micah Young	(Principal Financial Officer)

/s/ DAVID J. VAN RAMSHORST	Senior Vice President, Chief Accounting Officer	October 30, 2019
David J. Van Ramshorst	(Principal Accounting Officer)

/s/ STEVEN BARKER, M.D. PH.D.	Director	October 30, 2019
Steven Barker, M.D., Ph.D.

/s/ H MICHAEL COHEN	Director	October 30, 2019
H Michael Cohen

/s/ SANFORD FITCH	Director	October 30, 2019
Sanford Fitch

/s/ THOMAS HARKIN	Director	October 30, 2019
Thomas Harkin

/s/ ADAM MIKKELSON	Director	October 30, 2019
Adam Mikkelson

/s/ CRAIG REYNOLDS	Director	October 30, 2019
Craig Reynolds

/s/ JULIE A. SHIMER, PH.D.	Director	October 30, 2019
Julie A. Shimer, Ph.D.

Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on  October 30, 2019
.

MASIMO RETIREMENT SAVINGS PLAN
By:	MASIMO CORPORATION, (As Plan Administrator)
/s/ JOE KIANI
Joe Kiani
Chairman of the Board & Chief Executive Officer